Exhibit 10.11

[_______], 2021

Re:     Forward Purchase Agreement

Ladies and Gentlemen:

We are pleased to accept the offer the undersigned subscribers (each individually, the “Subscriber” and collectively, the “Subscribers”) have made to USA Acquisition Corp., a Delaware corporation (the “Company”), to purchase the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), and one-half of one redeemable warrant (the “Warrants”), in an aggregate amount equal to up to 4,000,000 Units, subject to the terms and conditions set forth in this Agreement (as defined below), allocated to the Subscribers on a ratable basis based upon the percentages set forth on Schedule 1 attached hereto. Each whole Warrant is exercisable to purchase one Share at an exercise price of $11.50 per Share during the period commencing thirty (30) days following the consummation of the Company’s Business Combination (as defined below) and expiring on the five-year anniversary of the consummation of the Business Combination. The Warrants included in the Units to be purchased pursuant hereto shall, so long as such Warrants are held by the Subscriber, be identical to the private placement warrants to be purchased by USA Sponsor Acquisition LLC and the Subscribers in a private placement concurrently with the IPO (that is, the Warrants will not be redeemable and will be exercisable on a cashless basis). The Units and the securities underlying the Units are hereinafter collectively referred to as the “Securities.” The terms on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are set forth in this agreement (this “Agreement”) and are as follows:

1.	Purchase of the Securities.

(a)	Subject to the terms and conditions of this Agreement, including Section 4(c), the Company agrees to sell the Securities to the Subscriber, and the Subscriber hereby shall have the option to purchase the Securities from the Company, in a private placement at an aggregate purchase price of $10.00 per Unit multiplied by the number of Units being purchased hereunder (“Aggregate Purchase Price”), up an Aggregate Purchase Price of $40,000,000.00.

(b)	To the extent that the number of Units to be purchased pursuant to this Agreement, together with the other shares of the Company held directly or indirectly by the Subscriber, will result in the Subscriber beneficially owning over 9.999% of shares of the Company (or such other entity as may be the continuing public company following the Business Combination), as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Subscriber shall have the right to limit its incremental purchase obligation pursuant hereto to such number of Units as would not result in its beneficial ownership exceeding 9.999%, as determined above.

(c)	To the extent the Subscriber determines in good faith that purchasing the Securities pursuant to this Agreement would reasonably be likely to give rise to a material conflict of interest in relation to one or more business endeavors of the Subscriber or any of its affiliates or conflict with any legal, regulatory or contractual requirements to which the Subscriber or its affiliates may be subject, the Subscriber shall be released from any obligation to purchase Units pursuant to this Agreement upon written notice to the Company and this Agreement shall terminate and be of no further force and effect.

(d)	To the extent that the Subscriber executes an alternative financing in connection with the Business Combination under terms mutually agreed upon by the Subscriber and the Company, the Subscriber shall be released from any obligation to purchase Units pursuant to this Agreement upon the mutual written consent of the Subscriber and the Company and this Agreement shall terminate and be of no further force and effect. The Company hereby agrees that the Subscriber shall have a right of first offer (with customary terms as reasonably determined by the Company) in relation to any alternative financing, including, without limitation, any preferred equity or debt financing, to be obtained by the Company in connection with the Business Combination.

2.	Representations, Warranties and Agreements.

(a)	Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

(i)	No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

(ii)	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

(iii)	Organization and Authority. The Subscriber possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Subscriber, this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(iv)	Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and protect its own interests and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and therefore cannot be sold by the Subscriber unless subsequently registered under the Securities Act (including pursuant to Section 3(d) below) or an exemption from such registration is available. The Subscriber is able to afford a complete loss of the Subscriber’s investment in the Securities.

(v)	Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Agreement and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

(vi)	Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal or state law.

(vii)	Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes and not with a view towards the further distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(viii)	Restrictions on Transfer; Shell Company. The Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

(ix)	No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

(b)	Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

(i)	Organization and Corporate Power. The Company is a Delaware corporation. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company of this Agreement, the Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii)	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

(iii)	Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Company’s Amended and Restated Certificate of Incorporation, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the Subscriber.

(iv)	No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

(v)	No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement other than such state blue sky, FINRA and NASDAQ consents and approvals as may be required.

(vi)	No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D of the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives in connection with the offer and sale of the Securities.

(vii)	No Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Company or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith.

(viii)	Arms-Length. The purchase and sale of the Securities contemplated by this Agreement is an arms-length transaction between the Subscriber and the Company.

3.	Additional Agreements and Acknowledgements of the Subscriber.

(a)	Trust Account. The Subscriber hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. The Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights the Subscriber may have in respect of any Shares held by it. In the event the Subscriber has any Claim against the Company under this Agreement, the Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights the Subscriber may have in respect of any Shares held by it.

(b)	Voting. The Subscriber hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Subscriber shall vote any shares of the Company’s Class B common stock owned by it in favor of any proposed Business Combination.

(c)	Short Sales. Other than the restrictions on transfer pursuant to the Securities Act and set forth in Section 5 hereof, the Subscriber shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act with respect to the Securities.

(d)	Registration Rights. The Subscriber shall have registration rights with respect to the Securities as set forth on Exhibit A (the “Registration Rights”).

4.	Settlement Date and Delivery.

(a)	Closing of Purchase of Securities. The consummation and settlement of the forward purchase contract for the purchase and sale of the Securities hereunder (the “Closing”) shall be held at the same date and immediately prior to the closing of the Business Combination (the “Business Combination Closing”) (the date of the Closing being referred to as the “Closing Date”). No later than two (2) Business Days prior to the Closing, the Company and the Subscriber will use their reasonable efforts to agree as to the exact number of Units the Subscriber will purchase hereunder (subject to a maximum of 4,000,0000 Units). In the absence of an agreement within such time period, the Subscriber shall not purchase any Units hereunder. At the Closing, the Company will issue to the Subscriber the Units being purchased hereunder, each registered in the name of the Subscriber, against delivery of the Aggregate Purchase Price in cash via wire transfer to an account specified in writing by the Company no later than two (2) Business Days prior to the Closing. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)	Conditions to Closing of the Company. The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment of the following conditions:

(i)	Representations and Warranties. The representations and warranties made by the Subscriber in Section 2(a) hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date.

(ii)	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii)	Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

(c)	Conditions to Closing of the Subscriber. The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(i)	Representations and Warranties. The representations and warranties made by the Company in Section 2(b) hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date.

(ii)	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii)	Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

(iv)	Business Combination. (1) The Company’s proposed initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”) shall have been approved, (2) the Subscriber shall have approved the form of business combination agreement, merger agreement or such similar agreement with respect to the Business Combination (the “Business Combination Agreement”), (3) no amendment, modification or waiver of any provision of the Business Combination Agreement shall have occurred that would be adverse to the Company or the Subscriber without having received Subscriber’s prior written consent and (4) all conditions to the Business Combination Closing pursuant to the terms of the Business Combination Agreement (in the form approved by the Subscriber), including the approval of the Company’s stockholders, if applicable, shall have been satisfied or, with the Subscriber’s prior written consent, waived.

(v)	Subscriber Consent. The Subscriber shall have the right, in its sole discretion, to determine whether to purchase none, all or any portion of the Securities pursuant hereto in connection with any Business Combination that is approved by the Board of Directors of the Company. In the event the Subscriber determines to purchase any, all or some of the Securities, its obligation will be further conditional on the Business Combination being consummated concurrently with the Closing and in accordance with Section 4(c)(iv).

5.	Restrictions on Transfer. The Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission (the “Commission”) thereunder and under all applicable state securities laws. All certificates representing the Securities shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (WHICH THE COMPANY MAY WAIVE), IS AVAILABLE.”

The legend set forth above shall be removed and the Company shall issue to the Subscriber a new certificate therefore free of any transfer legend if (i) the Subscriber shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act, which opinion shall be reasonably accepted by the Company so that the sale or transfer is effected.

6.	Other Agreements.

(a)	Further Assurances. Each of the Company and the Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)	Notices.

(i)	All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

(ii)	All communications sent to the Company shall be sent to: USA Acquisition Corp., 1 Embarcadero Center, Suite 950, San Francisco, CA 94111, with a copy to the Company’s counsel at Paul Hastings LLP, 200 Park Avenue, New York, NY 10166, Attention: Frank Lopez.

(iii)	All communications to the Subscriber shall be sent to the Subscriber’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 6(b).

(c)	Entire Agreement. This Agreement, substantially in the form to be filed as an exhibit to the registration statement relating to the IPO (“Registration Statement”), together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(d)	Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(e)	Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by all parties hereto. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(f)	Assignment. The rights and obligations under this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties; provided that the Subscriber may assign its rights and obligations to an affiliate without the prior consent of the other parties.

(g)	Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(h)	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

(i)	Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(j)	Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(k)	No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l)	Most Favored Nation. In no event will the Company enter into any arrangement, agreement or understanding containing terms relating to any financing related to the Business Combination Closing that are more favorable to the counterparty or offeree than the terms set forth in this Agreement.

(m)	Sole Remedy. In the event that the Subscriber defaults on its obligation to purchases the Units pursuant to the terms of this Agreement, the parties acknowledge and agree that Company’s and the Sponsor’s right to repurchase the Private Placement Warrants (as defined in the Subscription Agreement (as defined below)) pursuant to Section 2(a) of that certain Subscription Agreement, dated as of [DATE], by and among the Company, the Subscriber and USA Sponsor Acquisition LLC (the “Subscription Agreement”) (to the extent such repurchase right is applicable pursuant to the terms of such agreement), will be the sole and exclusive remedy of the Company and any other person against the Subscriber and the Subscriber’s former, current or future equity holders, controlling persons, directors, officers, employees, agents, managers, equity holders, affiliates or assignees (each, a “Related Party” and, collectively, the “Related Parties”) in connection therewith. Neither the Company nor any other person shall be entitled to bring or maintain any proceeding or claim against the Subscriber or any Related Party and none of the Subscriber nor any Related Party shall have any further liability or obligation to the Company or any other person arising out of a default in the Subscriber’s obligation to purchases the Units pursuant to the terms of this Agreement other than as specifically provided above. The parties acknowledge and agree that the agreements contained in this Section 6(m) are an integral part of this Agreement.

(n)	Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

(o)	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(p)	Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(q)	Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(r)	Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.	Indemnification. Each party shall indemnify the other against any reasonable loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement, as determined by a final non-appealable judgment of a court of competent jurisdiction, except with respect to any default in the Subscriber’s obligation to purchase Units under this Agreement, for which the sole remedy shall be under Section 6(m) hereof.

8.	Term. The Subscriber’s obligation to acquire the Securities hereunder, and the Company’s obligation to sell the Securities hereunder, shall be in effect until the earlier of (i) the consummation of the Business Combination within the time frame permitted by the Company’s amended and restated certificate of incorporation (the “Charter”), which, as of the date hereof, is expected to be 24 months from the consummation of the IPO, including any extensions beyond such term effected pursuant to the terms of the Charter, and (ii) the liquidation of the Company in the event that the Company is unable to consummate the Business Combination within the time frame permitted by the Charter (including any extensions).

9.	Disclosure. The Subscriber hereby acknowledges that (i) the terms of this Agreement will be disclosed in the Registration Statement, (ii) if deemed reasonably necessary by the Company, this Agreement will be filed with the Commission as an exhibit to the Registration Statement and (iii) the Company will disclose the terms of this Agreement to potential IPO investors and to potential Business Combination targets. Notwithstanding the foregoing, before the filing of any such Registration Statement or the use of any marketing materials for potential IPO investors or potential Business Combination targets or otherwise in connection with the “road show” for the IPO which include the Subscriber’s name, the Subscriber shall have a reasonable opportunity to review the disclosure in such Registration Statement or other marketing materials concerning the Subscriber and this Agreement and make reasonable comments thereon and the Company will not make any such filing or disclosure without including any such comments by the Subscriber or to the extent the Subscriber has a good faith objection to such filing or disclosure.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

USA ACQUISITION CORP.

By:
Name:	Edward R. Smith
Title:	Chief Executive Officer

Accepted and agreed this [__] day of [_____], 2021.

[APOLLO ENTITY]

By:

By:
Name:
Title:
Address:
Facsimile:
Email:

[Signature Page to Forward Purchase Agreement]

Schedule 1

Subscriber	Percentage Allocation
		%
		%
		%
		%
Total:	100%

Exhibit A

Registration Rights

1.          Within thirty (30) days after the Business Combination Closing, the Company shall use reasonable best efforts  to file a registration statement on Form S-3 for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities, a “Resale Shelf”) of (x) the Shares and Warrants (and underlying Shares) comprising the Securities and (y) any other equity security of the Company issued or issuable with respect to the securities referred to in clause (x) by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, for so long as such securities are held by the Subscriber or its assignees under the Agreement (each, a “Holder”), the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided that if Form S-3 is unavailable for such a registration, the Company shall cause such Resale Shelf to be on Form S-1 or on another appropriate form and undertake to convert the Resale Shelf to or refile the Resale Shelf on Form S-3 as soon as such form is available,  to cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days after the initial filing of the Resale Shelf, and  to maintain the effectiveness of such Resale Shelf with respect to the Registrable Securities until the earliest of (A) the date on which such securities are no longer Registrable Securities and (B) the date all of the Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.

2.          The Holders may, after the Resale Shelf becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Resale Shelf is intended to be conducted through a firm commitment underwritten offering (an “Underwritten Offering”); provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent,  (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $25,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities),  (ii) launch more than three Underwritten Offerings at the request of the Holders within any three-hundred sixty-five (365) day-period or  (iii) launch an Underwritten Offering within the period commencing fourteen (14) days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year. In the event of an Underwritten Offering, the Holders representing a majority-in-interest of the Registrable Securities to be included in such Underwritten Offering shall select the managing underwriter(s) for the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed. If the underwriter(s) for any Underwritten Offering pursuant to this paragraph 2 of this Exhibit A (each, a “Secondary Offering”) advise the Company and the Holders that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in such Secondary Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Holders that have requested to participate in such Secondary Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such Secondary Offering by such Holders, and (ii) second, to the holders of any other securities of the Company that have been requested to be so included.

3.           Upon receipt of prior written notice by any Holder that they intend to effect a sale of Registrable Securities held by them as are then registered pursuant to the Resale Shelf, the Company shall use its reasonable best efforts to cooperate in such sale (whether or not such sale constitutes an Underwritten Offering), including by amending or supplementing the prospectus related to such Resale Shelf as may be reasonably requested by such Holder for so long as such Holder holds Registrable Securities.

4.          In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (the “Staff”) of the Commission from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that any Holder be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Holder does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all Holders to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by the Staff and such Holder is not required to be named as an “underwriter”; provided that any Registrable Securities not registered due to this paragraph 4 of this Exhibit A shall thereafter as soon as allowed by the Commission guidance be registered to the extent the prohibition no longer is applicable.

5.          If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any Persons other than the Holders who have registration rights (“Other Holders”), relating to an Underwritten Offering of common stock (a “Company Offering”), then the Company will provide the Holders with notice in writing (an “Offer Notice”) at least three (3) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement the Registrable Securities held by each Holder (the “Piggyback Securities”). Within three (3) Business Days after receiving the Offer Notice, each Holder may make a written request (a “Piggyback Request”) to the Company to include some or all of such Holder’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows:  (i) first, to the Company and the Other Holders, if any; and  (ii) second, to the Holders and any other holders of similar piggyback rights, based pro rata on the value of the securities requested to be sold in such Company Offering by each requesting holder.

6.          In connection with any Underwritten Offering, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by Holders representing a majority-in-interest of the Registrable Securities to be included in such Underwritten Offering) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7.           The Company shall pay all its fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 7 of this Exhibit A, “Registration Expenses” shall mean the out-of-pocket expenses of any Secondary Offering and any Company Offering, including, without limitation, the following:  (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA and any securities exchange on which the Registrable Securities are then listed);  (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);  (iii) printing, messenger, telephone and delivery expenses;  (iv) reasonable fees and disbursements of counsel for the Company;  (v) reasonable fees and disbursements of all independent registered public accountants of the Company; and (vi) reasonable fees and expenses of one (1) legal counsel selected by Holders representing a majority-in-interest of the Registrable Securities participating in any such Secondary Offering not to exceed $75,000 per Secondary Offering, but shall not include any incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and, other than as set forth in clause (vi) of this paragraph 7 of this Exhibit A, the fees and expenses of any legal counsel representing the Holders; and provided that the Company shall only be responsible for expenses under clause (vi) with respect to two Secondary Offerings in any consecutive three-hundred sixty-five (365) day-period.

8.           The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Holders a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either  (i) prohibited by the Company’s insider trading policy (as if the Holders were covered by such policy) or  (ii) materially detrimental to the Company and its stockholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than ninety (90) days after the date of such notice to the Holders; provided that such period may be extended for an additional thirty (30) days with the consent of Holders representing a majority-in-interest of the Registrable Securities, which consent shall not be unreasonably withheld. The Holders shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after they have received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the Holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9.          The Holders agree that, except as required by applicable law, the Holders shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice (including the existence of such Suspension Notice) without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a Holder of Registrable Securities in breach of the terms of this Agreement.

10.        The Company shall indemnify and hold harmless the Holders, their respective directors and officers, partners, members, managers, employees, agents, and representatives and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Subscriber.

11.        The Company’s obligation under paragraph 1 of this Exhibit A is subject to each Holder’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Each Holder shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for inclusion in such Resale Shelf, related prospectus or amendment or supplement thereto, as applicable; provided that the obligation to indemnify shall be individual, not joint and several, and shall be limited to the net amount of proceeds received by the applicable Holder from the sale of Registrable Securities pursuant to the Resale Shelf.

12.        The Company shall cooperate with the Holders, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as each Holder may request.

13.        If requested by Holders representing a majority-in-interest of the Registrable Securities, the Company shall as soon as practicable, subject to any Suspension Notice,  (i) incorporate in a prospectus supplement or post-effective amendment such information as each Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering;  (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and  (iii) supplement or make amendments to any Registration Statement if reasonably requested by Holders representing a majority-in-interest of the Registrable Securities.

14.        As long as Registrable Securities are outstanding, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and to promptly furnish the Holders with true and complete copies of all such filings, unless filed through the Commission’s EDGAR system. The Company further covenants that it shall take such further action as the Holders may reasonably request, all to the extent required from time to time, to enable the Holders to sell the shares of Company’s Class A common stock held by the Holders without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions, to the extent such exemption is available to the Subscriber at such time. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

A-5